EXHIBIT 24.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Kemper Corporation:


We consent to incorporation by reference herein of our report dated March 7, 1994 related to the consolidated financial statements of Kemper Corporation and subsidiaries and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.



                                        KMPG PEAT MARWICK LLP


Chicago, Illinois
September 13, 1994